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                                                                   EXHIBIT 10.7

                            SECURED PROMISSORY NOTE


$8,867,750.00                                                  February 29, 2000


     For Value Received, Love Goel ("Goel") hereby unconditionally promises to pay to the order of Personify Incorporated, a California corporation (the "Company"), at 425 Battery Street, Suite 450B, San Francisco, California 94111, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America or in the form of common stock of the Company, the principal sum of Eight Million Eight Hundred Sixty-Seven Thousand Seven Hundred Fifty Dollars ($8,867,750.00) (the "Sum"), as follows:

     1. With respect to each of the one million six hundred ninety-one thousand (1,691,000) shares of common stock of the Company transferred to Goel pursuant to that certain Restricted Stock Purchase Agreement, dated as of February 29, 2000, by and between Goel and the Company (the "Purchase Agreement"), promptly following such time as Goel transfers any such shares (other than to the Company), Goel shall pay to the Company Five Dollars and Twenty-Five Cents ($5.25) per share transferred, and the Sum shall be reduced by such aggregate amount.

     2.  No interest shall be payable in respect of the Sum.

     3.  This Note may be prepaid at any time without penalty.

     4. The holder of this Note shall have full recourse against Goel with respect to 100% of the principal amount.

     5. As security for the full, prompt and complete payment and performance when due of all indebtedness created under the Note (all such indebtedness being the "Liabilities"), the undersigned hereby pledges to the Company, and grants to the Company, a first priority security interest in the one million six hundred ninety-one thousand (1,691,000) shares of Common Stock of the Company issued to Goel pursuant to the Purchase Agreement and represented by certificates numbered C-_____________.

     6. This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of law principles that would cause the application of laws of any other jurisdiction.


                                              /s/ LOVE GOEL
                                              __________________________________
                                                  Love Goel

                                              Address: 330 Bush Street
                                                       Apt. 4103
                                                       San Francisco, CA 94104